LAROCHE PETROLEUM CONSULTANTS, LTD.

                        CONSENT OF INDEPENDENT PETROLEUM
                            ENGINEERS AND GEOLOGISTS


         As independent oil and gas consultants, LaRoche Petroleum Consultants, Ltd. hereby consents to the use of and reference to its name in Westside Energy Corporation's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2006, and the incorporation by reference thereof into the previously filed Registration Statement on Form S-8 (SEC file no. 333-124890) filed on May 13, 2005 and the previously filed Registration Statement on Form S-8 (SEC file no. 333-114686) filed on April 21, 2004.

                                         LaRoche Petroleum Consultants, Ltd.



                                          By: /s/ Edward Paul Travis

                                          Name: Edward Paul Travis

                                          Title: Senior Partner


Dallas, Texas
May 15, 2006